UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 20, 2008


                          DOMAR EXOTIC FURNISHINGS INC.
           (Name of small business issuer as specified in its charter)

             Nevada                      333-136247              20-4647578
  (State or jurisdiction of             (Commission            (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)


   1624 Tioga Trail, Winter Park, FL                               32789
(Address of principal executive offices)                         (Zip Code)

        Registrant's telephone number, including area code: 407-650-2723

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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As used in this report,  the terms "we",  "us",  "our",  "our company"  refer to
Domar Exotic Furnishings Inc., a Nevada corporation.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 15, 2008, we executed an agreement with R. Thomas Kidd (the "Agreement"), whereby pursuant to the terms and conditions of that Agreement by and between our company and we completed the purchase of 100,000 Series A Preferred Convertible Shares of SportsQuest, Inc., a Delaware corporation. On a fully diluted basis, the 100,000 Series A Preferred Convertible Shares of SportsQuest, Inc., represent approximately seventy-nine percent (79%) of the capital stock of SportsQuest, Inc. The Closing of the transaction occurred on May 20, 2008 ("Closing").

As consideration for the 100,000 Series A Preferred Convertible Shares of SportsQuest, Inc., we issued R. Thomas Kidd the sum of six million, five hundred thousand (6,500,000) shares of our common stock.

The issuance of the securities above were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933, as amended (the "Securities Act") and in Section 4(2) and Section 4(6) of the Securities Act and/or Rule 506 of Regulation D.

Concurrent with the Closing, the Company accepted the resignation of Maureen Doyle Sieck as an officer and member of the Board of Directors and Patricia Mahar as a member of the Board of Directors. R. Thomas Kidd was appointed as Chief Executive officer and a member of the Board of Directors. In addition, Rick Altmann was appointed as a a member of the Board of Directors.

The biographies of the new directors are as follows:

R. Thomas Kidd

Since August, 2007, R. Thomas Kidd is the President and Chief Executive Officer of SportsQuest, Inc., a Delaware corporation that creates, develops, owns and manages high end sports events and related operating entities. From January 2007 until August 2007, Mr. Kidd was the Chief Executive Officer of Lextra Management Group, Inc., whose assets were acquired by SportsQuest, Inc. Prior thereto from July 2005 through November 2006 he served as the Chief Executive Officer and Director of Greens Worldwide Incorporated, a publicly held company, and its subsidiary U.S. Golf Tour, primarily involved in the development of a new golf organization and sports enterprise. Prior thereto, from April 1999 through October 2004, Mr. Kidd served as Chief Executive Officer and President of ASGA, Inc., and the American Senior Golf Association. For approximately the past thirty (30) years, Mr. Kidd has been engaged in various capacities in developing sports organizations including, among others, two (2) national professional golf tours and one (1) senior golf tour.

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
Rick Altmann

Rick Altmann has served as a member of the Board of Directors of SportsQuest, Inc.since September 14, 2007. Mr. Altmann has served as the President of American Lawnkeepers since 1996.

ITEM  2.01 - ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 above.

ITEM  3.02 - UNREGISTERED SALE OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

See Item 1.01 above.

ITEM 9.01 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial statements of business acquired.

The financial statements required by this Item 9.01(a).

(b) Pro Forma financial information

The pro forma financial information required by this Item 9.01(b).

(d) Exhibits

     10.1 Agreement by and between Domar Exotic Furnishings, Inc. and R. Thomas Kidd, dated May 5, 2008.

     99.1 SportsQuest, Inc. Audited Balance Sheet as of October 31, 2007 and 2006 and the related (audited) consolidated statements of operations, changes in stockholders' equity, and cash flows.

     99.2 Unaudited Pro Forma Combined Financial Statements of SportsQuest, Inc. and Domar Exotic Furnishings Inc.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Domar Exotic Furnishings Inc.


/s/ Maureen Doyle Sieck
----------------------------------
Maureen Doyle Sieck
President

Date: May 22, 2008

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